Exhibit 99.1

First Quarter 2022 Earnings Conference Call MAY 4, 2022

Today’s Presenters Jeff Householder President, Chief Executive Officer Beth Cooper Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary Jim Moriarty Executive Vice President, General Counsel, Corporate Secretary and Chief Policy and Risk Officer Alex Whitelam Head of Investor Relations 2

Forward Looking Statements and Other Statements Safe Harbor Statement Some of the Statements in this document concerning future Company performance will be forward-looking within the meanings of the securities laws. Actual results may materially differ from those discussed in these forward-looking statements. You should refer to the additional information contained in Chesapeake Utilities’ Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC and other subsequent SEC filings concerning factors that could cause those results to be different than contemplated in today’s discussion. Non-GAAP Financial Information This presentation includes non-GAAP financial measures including Adjusted Gross Margin. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. A reconciliation of GAAP to non-GAAP financial measures is included in the appendix of this presentation. The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue-producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. Adjusted Gross Margin should not be considered an alternative to Gross Margin under US GAAP which is defined as the excess of sales over cost of goods sold. The Company believes that Adjusted Gross Margin, although a non-GAAP measure, is useful and meaningful to investors as a basis for making investment decisions. It provides investors with information that demonstrates the profitability achieved by the Company under the Company’s allowed rates for regulated energy operations and under the Company’s competitive pricing structures for unregulated energy operations. The Company’s management uses Adjusted Gross Margin as one of the financial measures in assessing a business unit’s performance. Other companies may calculate Adjusted Gross Margin in a different manner. 3

Financial Highlights • Increased Diluted EPS by 6.1% over Q1 2021 • Drove $8.8 million in adjusted gross margin growth, despite mixed weather results during the quarter • Remain on track for 2022 capital expenditure guidance of $175 million to $200 million • Issued $50 million of 2.95% Senior Notes • Successful Eight Flags CHP hydrogen testing • Opened CNG fueling station near the Port of Savanah with RNG distribution capabilities • Announced Ocean City Connector project, bringing additional capacity to southern DE/northern MD beach areas • Increased annualized dividend per share by 11.5% 4

Growth Platform Focus

Organic Growth:	• 5.3% residential customer growth on Delmarva • 4.0% residential customer growth in Florida • New customers from propane CGS conversions • Announced Northern Ocean City Connector project
Gas Transmission:	• Continuing with Beachside, Winter Haven and Southern expansion projects • Margin from Escambia Meter Station acquisition
Propane Distribution:	• Diversified Energy contributed approximately $4.0 million in adjusted gross margin • Recognized $0.6 million gain on propane CGS conversions to natural gas
Marlin Gas Services:	• Opened CNG filling station near the Port of Savannah • Tanker versatility to support hydrogen testing at Eight Flags CHP facility
Sustainable Investments:	• Savannah fueling station supports RNG • Successful hydrogen testing at Eight Flags CHP • Published inaugural ESG report

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CHESAPEAKE UTILITIES CORPORATION

Expanding Our Service Territory With Sustainable Investments • Noble Road â†’ 33-miles pipeline carrying RNG to Aspire system • Diversified Energy â†’ Acquisition of propane assets, with opportunity to expand AutoGas services • Port of Savannah CNG Filling Station â†’ Opened in March 2022, with RNG fueling capabilities • Hydrogen Testing â†’ Successful test of 4% hydrogen blend, with additional testing in 2022 h Regulated and gulated 6 Unregulated

First Quarter 2022 Financial Performance Solid Earnings Growth Diluted Earnings Per Share Key Drivers of Earnings Performance $4.2M $2.4M $0.9M Contributions Pipeline Regulated from Expansion and Infrastructure $2.08 Acquisitions Natural Gas Programs Organic Growth $1.96 $0.9M $0.7M ($0.4M) Higher Higher Fees and Consolidated Performance Propane Margins Weather Impact from Aspire per Gallon Q1 Q1 2021 2022 7

First Quarter 2022 Financial Summary First Quarter Change (in thousands except per share data) 2022 2021 $ % Total Adjusted Gross Margin1 $ 125,700 $ 116,890 $ 8,810 7.5% Operating Income $ 54,865 $ 51,597 $ 3,268 6.3% Other Income, Net 913 375 538 143.5% Interest Charges 5,339 5,105 234 4.6% Pre-tax Income 50,439 46,867 3,572 7.6% Income Taxes 13,506 12,401 1,105 8.9% Net Income $ 36,933 $ 34,466 $ 2,467 7.2% Diluted EPS from Cont. Ops. $ 2.08 $ 1.96 $ 0.12 6.1% Solid adjusted gross margin and earnings growth despite inflationary challenges and weather volatility 8 1 See appendix for non-GAAP to GAAP reconciliation of adjusted gross margin

Key Drivers of Our Performance Quarter Ended March 31, 2022 Q1 2021 Diluted Earnings Per Share $1.96 A Contributions from recent acquisitions $0.17 B Core business growth $0.19 Operating expenses tied to recent C -$0.10 acquisitions Depreciation, amortization and property D -$0.07 tax costs due to new capital investments Operating expenses tied to core E -$0.05 business growth Change in shares outstanding due to F -$0.02 2021 and 2022 equity offerings Q1 2022 Diluted Earnings Per Share $2.08 9

Regulated Energy Segment Financial Summary Chesapeake Utilities’ Regulated Energy Segment Drives Sustained Growth Regulated Energy Segment First Quarter Percent Change (in thousands except per share data) 2022 2021 Change Adjusted gross margin $ 82,449 $ 78,154 $ 4,295 5.5% Dep., amort. & property taxes 18,251 16,924 1,327 7.8% Other operating expenses 29,517 28,593 924 3.2% Operating Income $ 34,681 $ 32,637 $ 2,044 6.3% First Quarter 2022 Highlights • Operating income up 6.3% driven by: • Pipeline expansions by ESNG, Peninsula Pipeline and Aspire Energy Express • Organic growth in natural gas distribution operations • Incremental contributions from regulated infrastructure programs • Contributions from the Escambia Meter Station acquisition 10

Unregulated Energy Segment Financial Summary Chesapeake Utilities’ Driving Higher Returns With Complementary Unregulated Energy Segment Unregulated Energy Segment First Quarter Percent Change (in thousands except per share data) 2022 2021 Change Adjusted gross margin $ 43,284 $ 38,776 $ 4,508 11.6% Dep., amort. & property taxes 4,296 3,769 527 14.0% Other operating expenses 18,942 16,024 2,918 18.2% Operating Income $ 20,046 $ 18,983 $ 1,063 5.6% First Quarter 2022 Highlights • Operating income up 5.6% driven by: • Contributions from the acquisition of Diversified Energy • Increased margins from propane and Aspire Energy • Lower propane consumption primarily driven by volatile weather • Inflationary environment weighed on operating expenses 11

Capital Structure Overview Strong Balance Sheet to Support Growth 3/31/2022 12/31/2021 Long-Term Debt Stockholders‘ equity $ 805,512 $ 774,130 Long-term debt, net of current maturities 597,878 549,903 Avg. Interest Rate: 3.41% $50M: 2.95% issued in Total permanent capitalization $ 1,403,390 $ 1,324,033 March 2022 While competitively priced, Current portion of long-term debt 19,717 17,962 new long-term debt will increase Short-term debt 140,865 221,634 interest expense by ~$1M annually Total capitalization and short-term financing $ 1,563,972 $ 1,563,629 Short-Term Debt Equity to Permanent Capital 57.4% 58.5% $400 Million Facility Equity to Total Capitalization 51.5% 49.5% $200M: LIBOR + 0.70% $200M: LIBOR + 0.95% New Long-Term Debt Issuance $ 50,000 $ 59,590 LT debt includes $9M of Net New Equity Issuance $ 2,563 $ 22,774 sustainability linked financing Stockholders’ Equity increased $31.4 million since the end of 2021 primarily driven by: • Strong Net Income performance of $36.9 million • Dividend Reinvestment and Stock Compensation Plans increases of $2.6 million • Continued Dividend payments of $8.7 million • Other Comprehensive Income was $0.5 million 12

Major Projects and Initiatives
Key Projects Driving Adjusted Gross Margin

Project/Initiative	Adjusted Gross Margin: Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	Year Ended December 31, 2021	Estimate for Fiscal 2022	Estimate for Fiscal 2023
in thousands					
Pipeline Expansions:					
Western Palm Beach County, Florida Expansion	$ 1,307	$ 1,167	$ 4,729	$ 5,227	$ 5,227
Del-Mar Energy Pathway	1,722	884	4,584	6,980	6,867
Guernsey Power Station	263	47	187	1,380	1,486
Southern Expansion	—	—	—	375	2,344
Winter Haven Expansion	33	—	—	401	976
Beachside Pipeline Extension	—	—	—	—	1,825
North Ocean City Connector	—	—	—	—	400
Total Pipeline Expansions	3,325	2,098	9,500	14,363	19,125
Virtual Pipeline Solutions (CNG/RNG/LNG)	2,142	2,077	7,566	8,500	9,500
RNG Infrastructure	91	—	—	1,000	1,000
Acquisitions:					
Diversified Energy	3,975	—	603	11,300	12,000
Escambia Meter Station	250	—	583	1,000	1,000
Total Acquisitions	4,225	—	1,186	12,300	13,000
Regulatory Initiatives:					
Florida GRIP	4,851	4,065	16,995	18,797	19,475
Capital Cost Surcharge Programs	517	136	1,199	2,018	1,936
Elkton Gas STRIDE Plan	74	—	26	241	354
Total Regulatory Initiatives	5,442	4,201	18,220	21,056	21,765
Total	$ 15,225	$ 8,376	$ 36,472	$ 57,219	$ 64,390

Incremental Adjusted Gross Margin from Major Projects

2021: $15.6 million

2022: $20.7 million

2023: $7.2 million

Total: $43.5 million over 2020

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CHESAPEAKE UTILITIES CORPORATION

Key Expansion Projects Pipeline Growth Contribution Capital Annual Adjusted Gross Project Fully In Service Investment Margin Estimate 2021 Del-Mar Energy Pathway* $60.1 million $7.0 million Fourth Quarter 2021 West Palm Beach County* $28.9 million $5.2 million Fourth Quarter 2021 Guernsey Power Station $6.5 million $1.5 million Fourth Quarter 2022 Winter Haven Expansion $3.5 million $1.0 million Third Quarter 2022 Southern Expansion $14.0 million $2.3 million Fourth Quarter 2022 North Ocean City Connector $6.3 million $0.4 million Fourth Quarter Beachside Pipeline 2023 $16.7 million $2.5 million Extension First Quarter Total investments of $136.0 million generate incremental adjusted gross margin of $19.9 million once fully in service in 2024 14 * Includes initial distribution capital investment and margin.

North Ocean City Connector • Chesapeake Utilities plans to construct an approximate six-mile pipeline that will connect the Company’s Ocean City, MD system to its existing infrastructure in Sussex County, DE. • Second connection into Ocean City, supporting capacity of the Sandpiper Energy natural gas system, which we previously converted from propane following its acquisition in 2013. • Capital investment of $6.3 million with project expected to begin construction in Q2 2022. • Expecting $0.4 million in annual adjusted gross margin for 2023, with opportunity for increased margin in 2024 and beyond. 15

Regulatory Initiatives Florida Natural Gas Base Rate Proceeding • Florida natural gas distribution businesses jointly filed notification with Florida PSC on March 24, 2022, stating intent to file a consolidated natural gas base rate proceeding as soon as practicable following notification period, but not before May 24, 2022. • Filing included an estimated increase in the revenue requirement of $18 million to $21 million. Florida GRIP • Natural gas pipe replacement program approved by the Florida PSC. • Since inception in August 2012, invested $189.5 million of capital expenditures to replace 348 miles of qualifying distribution mains, including $23.6 million of new pipes throughout 2021. • Annual adjusted gross margin of $18.8 million in 2022 and $19.5 million expected in 2023. Elkton Gas STRIDE Plan • Settlement reached with the Maryland PSC Staff and the Maryland Office of the Peoples Counsel. • Aldyl-A pipeline replacement program which enables recovery of the capital investment in the form of a fixed charge rider through a proposed 5-year surcharge. • Went into service in September 2021 and is expected to generate $0.2 million of adjusted gross margin in 2022 and $0.4 million annually thereafter. Eastern Shore Capital Cost Surcharge Programs • Eastern Shore recovery mechanism for capital costs associated with mandated highway or railroad relocation projects that required the replacement of existing Eastern Shore facilities. • Expect the program will generate adjusted gross margin of approximately $2.0 million in 2022 and 2023. 16

ESG Initiatives Committed to Strong Corporate Citizenship • Published inaugural sustainability report • Established Environmental Sustainability Office and internal ESG Committee to advance our ESG strategy • Greenhouse gas emissions reduced by 3,760 mtCO2e from 2019 to 2020, with independent verification of data • Robust employee and community engagement programs, including those focused on equity, diversity and inclusion • Evaluating SEC proposal and expanded disclosures within our next sustainability report 17

Corporate Culture Internal Employee Resource Groups Recent Awards and Recognitions Named Top Work Place in US for 2022, Top Work Place in Delaware for 10 Years in a Row Chesapeake Utilities named 2021 Best Company with Over 50 People. Sharp Energy named 2021 Best Propane Company. CPK Named 2021 Best Corporate Governance in the North American Utilities Sector Four CPK Businesses Received AGA Safety Related Awards in 2021

Earnings Growth Supporting Our Dividend Growth Chesapeake’s Board Approved an 11.5% Increase to the Annualized Dividend Per Share Diluted Earnings Per Share Annualized Dividends from Continuing Operations Per Share +12.4% +11.5% Increase Increase $2.14 $1.92 $4.73 $1.62 $1.76 $4.21 $3.72 $1.48 $3.68 $1.30 $3.47 $2.77 2016 2017* 2018 2019 2020 2021 2017 2018 2019 2020 2021 2022 19 * 2017 Includes TCJA Impact

Guidance Update Diluted Earnings Per Share from Continuing Operations Capital Expenditures Guidance through 2025 Guidance through 2025 and for 2022 $750 million to $1.0 billion $6.05 $6.25 $4.73 $4.21 Range Range $3.68 $3.72 $3.47 Low High $2.77 – – $175 million Guidance Guidance to $200 million $228 million CPK CPK in 2021 Target Forecast 2021-2025 2022 Strategic capital investments continue to drive earnings growth. 20

Investment Proposition Committed to Superior Performance We seek to identify and develop opportunities to drive our future earnings growth and increase shareholder value. • Capitalizing on new organic growth and continuing our Business Transformation initiatives Track Record Energized Team • Investing in pipeline systems that provide natural gas service to Strong Foundation for downstream customers Sustainable Growth • Identifying propane opportunities to access new markets with significant Financial Discipline Platforms for Growth growth potential • Pursuing virtual pipeline opportunities utilizing Marlin’s capabilities Financial Objectives in Support of Increased (CNG, LNG, RNG, etc.) Shareholder Value: • Expanding our RNG footprint by using our energy delivery solutions and expertise throughout our service areas • Investing $750 million to $1 billion through 2025 • Investing in our diverse talented team • Targeting 2025 EPS $6.05 to $6.25 • Engaging with communities where we work and live • Seeking 11.0% or higher consolidated return on equity • Pursuing dividend growth supported by earnings growth • Driving brand excellence through safety awards, top workplace, employee engagement and community service • Maintaining a strong balance sheet Average Annualized Shareholder Return For Periods Ending April 30, 2021 1 Year 3 Year 5 Year 10 Year 20 Year 7% 14% 14% 19% 16% 21

Appendix

GAAP to Non-GAAP Reconciliation Consolidated Results Consolidated Results First Quarter (in thousands except per share data) 2022 2021 Operating Revenues $ 222,880 $ 191,187 Cost of Sales: Natural gas, propane and electric costs (97,180) (74,297) Depreciation & amortization (16,977) (15,365) Operations & maintenance expense1 (15,640) (14,354) Gross Margin (GAAP) 93,083 87,171 Operations & maintenance expense1 15,640 14,354 Depreciation & amortization 16,977 15,365 Adjusted Gross Margin (non-GAAP) $ 125,700 $ 116,890 1 Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities’ Annual Report on Form 10-K for the year ended December 31, 2021 for additional details. 23

GAAP to Non-GAAP Reconciliation Regulated Energy Segment Results Regulated Energy Segment Results First Quarter (in thousands except per share data) 2022 2021 Operating Revenues $ 127,891 $ 121,197 Cost of Sales: Natural gas and electric costs (45,442) (43,043) Depreciation & amortization (13,086) (12,030) Operations & maintenance expense1 (8,176) (8,335) Gross Margin (GAAP) 61,187 57,789 Operations & maintenance expense1 8,176 8,335 Depreciation & amortization 13,086 12,030 Adjusted Gross Margin (non-GAAP) $ 82,449 $ 78,154 1 Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities’ Annual Report on Form 10-K for the year ended December 31, 2021 for additional details. 24

GAAP to Non-GAAP Reconciliation Unregulated Energy Segment Results Unregulated Energy Segment Results First Quarter (in thousands except per share data) 2022 2021 Operating Revenues $ 101,292 $ 74,759 Cost of Sales: Natural gas and propane costs (58,008) (35,983) Depreciation & amortization (3,881) (3,323) Operations & maintenance expense1 (7,063) (6,371) Gross Margin (GAAP) 32,340 29,082 Operations & maintenance expense1 7,063 6,371 Depreciation & amortization 3,881 3,323 Adjusted Gross Margin (non-GAAP) $ 43,284 $ 38,776 1 Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities’ Annual Report on Form 10-K for the year ended December 31, 2021 for additional details. 25

Capital Investment Has Driven Our Earnings Growth Historical Capital Expenditures and Acquisitions Last 10 Years: $1.75 Billion Since FPU Acquisition: $1.99 Billion $283 $228 $195 $192 $199$196 $169 $154 $108 $98 $78 $49 $44 Cap Ex Acquisitions Hurricane Michael 26 Amounts in chart reflected in millions.

Solid Track Record of Return on Equity Consistently exceeding peer median and 75th percentile Return on Equity 14% 13% 12.7% 12.6% 12.2% 12.2% 12.1% 12.0% 11.8% 11.7% 12% 11.7% 11.6% 11.3% 11.3% 11.0% 11.0% 11.3% 11.2% 11.3% 11% * 10-Year Peer 75th Percentile – 9.9% 10% 9% * 10-Year Peer Median – 8.6% 8% CPK Peer Median Peer 75th Percentile 17 years with 11%+ Return on Equity 27

Mission, Vision and Values OUR Mission We deliver energy that makes life better for the people and communities we serve. OUR Vision We will be a leader in delivering energy that contributes to a sustainable future. OUR Values Care Integrity Excellence We put people first. We tell the truth. We achieve great things Keep them safe. Build trusting Ensure moral and together. relationships. Foster a culture of ethical principles drive our Hold each other accountable to do equity, diversity and inclusion. decision-making. Do the right thing the work that makes us better, Make a meaningful difference even when no one is watching. every day. Never give up. everywhere we live and work.